Exhibit 10.40

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT to the Employment Agreement dated February 1, 1993 (the “Employment Agreement”) between Titan Pharmaceuticals, Inc. (the “Company”) and Louis R. Bucalo, M. D. (the “CEO”) is made as of February 7, 2005. Capitalized terms used in this Amendment shall have the same meanings set forth in the Employment Agreement.

WITNESSETH:

WHEREAS, the Company and the CEOs desire to amend the Employment Agreement to extend the term and modify certain of the termination provisions.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1.             Term.  Section 2 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

                                Term. This Agreement shall expire on February 1, 2008, unless extended by mutual agreement of the parties, unless sooner terminated as herein provided.

2.             Termination. Section 7(c) of the Employment Agreement is hereby amended by changing all references to 18 months to two years.

3.             Effectiveness. This Amendment shall be deemed effective as of February 7, 2005.

4.             Miscellaneous.

a.             Agreement Amended.  Subject to the provisions of this Section 4, this Amendment shall be deemed to be an amendment to the Employment Agreement.  All references to the Employment Agreement in any other document, instrument, agreement or writing hereafter shall be deemed to refer to the EmploymentAgreement as amended hereby.

b.             Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the day and year first above written.

TITAN PHARMACEUTICALS, INC.

By:	/s/ Sunil Bhonsle
Sunil Bhonsle, Chief Operating Officer

CEO:

/s/ Louis R. Bucalo
Louis R. Bucalo, M.D.

/s/ Sharon Ahlmark
Sharon Ahlmark